UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  December 6, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by OpGen, Inc. (the “Company”), on June 5, 2023, the listing staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that the Company's common stock had failed to maintain a minimum bid price of $1.00 per share for the 30 consecutive business days preceding the date of such notice as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until December 4, 2023, to regain compliance.

On December 6, 2023, the Company received written notification (the “December Notice”) from the Staff indicating that, based upon (i) the Company's continued non-compliance with the Minimum Bid Price Rule and (ii) the Company's inability to meet Nasdaq’s initial listing requirement for maintaining a minimum of stockholders' equity, the Staff determined that the Company was not eligible for an additional 180 day extension to meet the Minimum Bid Price Rule.

As a result, the Staff determined to delist the Company's securities from Nasdaq, effective December 15, 2023, unless the Company timely requested an appeal to a Nasdaq Hearings Panel (the “Panel”). On December 11, 2023, the Company submitted a request for a hearing before the Panel, which request stayed any suspension or delisting action by Nasdaq at least until the hearing process concludes and any extension granted by the Panel expires. Subject to the Panel’s availability, the hearing is expected to occur in the first quarter of 2024.

As a result of the pending appeal, the December Notice has no immediate effect on the listing of the Company's common stock at this time. At the hearing, the Company intends to present a plan to regain compliance with the Minimum Bid Price Rule and request that the Panel allow the Company additional time within which to regain compliance. The Company's common stock will continue to trade on The Nasdaq Capital Market under the symbol “OPGN” pending the outcome of the hearing.

Although the Company intends to submit a comprehensive plan to regain compliance, there can be no assurances that the Panel will grant the Company's request for continued listing or that the Company will be able to demonstrate compliance with all applicable requirements for continued listing on The Nasdaq Capital Market within any extension of time that may be granted by the Panel. If the Company's common stock is delisted, it could be more difficult to buy or sell the Company's common stock or to obtain accurate quotations, and the price of the Company's common stock could suffer a material decline. Delisting could also impair the Company's ability to raise capital.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risk that the Company’s request for additional time to regain compliance with the Nasdaq Minimum Bid Price Rule will not be granted by the Panel. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see "Risk Factors" in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2023	OpGen, Inc.

	By:	/s/ Oliver Schacht
		Name:	Oliver Schacht
		Title:	Chief Executive Officer